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                                                                     EXHIBIT 5.1


          [Letterhead of Nelson Mullins Riley & Scarborough, L.L.P.]


                                January 5, 2001

Board of Directors
The InterCept Group, Inc.
3150 Holcomb Bridge Road
Suite 200
Norcross, Georgia 30071

  Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to The InterCept Group, Inc., a Georgia corporation (the "Company"), in connection with its registration, pursuant to a registration statement on Form S-3 filed with the Securities and Exchange Commission on December 19, 2000, as amended (the "Registration Statement"), for resale of 350,000 shares of the Company's common stock, no par value per share (the "Shares"). The Shares were previously issued by the Company in connection with its acquisition of Advanced Computer Enterprises, Incorporated on August 29, 2000. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.
Section 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

         1.  A copy of the Registration Statement;

         2. An executed copy of the Acquisition and Merger Agreement dated August, 29, 2000 by and among the Company, ACE Acquisition Corp., Advanced Computer Enterprises, Incorporated, and Al Shiver;

         3. The Amended and Restated Articles of Incorporation of the Company, as certified by the Secretary of the Company as being complete, accurate and in effect as of the date of this opinion letter;

         4. The Amended and Restated Bylaws of the Company, as amended, as certified by the Secretary of the Company as being complete, accurate and in effect as of the date of this opinion letter; and
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         5.  Unanimous joint written consent by board of directors and sole shareholder of Ace Acquisition Corp., as certified by the Secretary of the Company as being complete, accurate and in effect as of the date of this opinion letter.

     In our examination of these documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have also assumed the accuracy, completeness and authenticity of the foregoing certifications of public officials, governmental agencies and departments, and corporate officials. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the Georgia Business Corporation Code. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

     Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable under the Georgia Business Corporation Code.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement and should not be quoted in whole or in part or otherwise be referred to, or filed with or furnished to any other governmental agency, person or entity, without our prior written consent.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                              Yours very truly,

                              NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.


                              /s/ Charles D. Vaughn
                              --------------------------------
                              By: Charles D. Vaughn, a partner